Exhibit 99.1

News

October 27, 2010

Contact: Rob Doolittle

Tel: 703 876 3199

rdoolitt@generaldynamics.com

General Dynamics Reports Strong Performance in Third Quarter 2010

•	Earnings from continuing operations increase by 12.9 percent to $649 million

•	Management raises guidance for full-year EPS

FALLS CHURCH, Va. – General Dynamics (NYSE: GD) today reported third-quarter 2010 earnings from continuing operations of $649 million, or $1.70 per share on a fully diluted basis, compared to 2009 third-quarter earnings from continuing operations of $575 million, or $1.48 per share fully diluted. Revenues in the quarter were $8 billion. Operating earnings grew by 10.5 percent over third-quarter 2009, to $966 million.

Net earnings for the third quarter of 2010 were $650 million, compared to $572 million in the year-ago period. Net earnings on a per-share, fully diluted basis were $1.70 in the current quarter, an increase of 15.6 percent over the year-ago period.

Margins

Company-wide operating margins in the quarter were 12.1 percent, an increase of 80 basis points over third-quarter 2009. Aerospace and Combat Systems margins drove that improvement, increasing 420 and 150 basis points respectively.

Backlog

The company’s funded backlog at the end of the quarter was $45.6 billion and total backlog was $61.8 billion. Orders received reflected continuing demand for the company’s aerospace and defense products alike.

Significant orders in the quarter included awards for production of double-V hulled Stryker combat vehicles, ammunition, reactive armor and crew-served weapon systems; lead-yard

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services for the DDG-51 destroyer program; and long-lead materials and design services for the new class of Mobile Landing Platform ships. In the Information Systems and Technology group, customer demand continued for tactical networking systems and rugged computing products, as well as information-technology infrastructure and support services.

In addition to the total backlog, the company’s estimated potential contract value was $20.8 billion at the end of third-quarter 2010, reflecting management’s estimate of the value of unfunded indefinite delivery, indefinite quantity (IDIQ) contracts and unexercised options.

Cash

Net cash provided by operating activities in the third quarter totaled $880 million. Free cash flow from operations, defined as net cash provided by operating activities less capital expenditures, was $784 million for the period.

“General Dynamics continues to demonstrate its ability to effectively execute on its programs,” said Jay L. Johnson, chairman and chief executive officer. “Margins remain strong across the corporation, and the quality of earnings was underscored by strong free cash flow. This solid operating performance reflects our continued focus on increasing efficiency, improving productivity and driving cost out of our businesses.

“As a result of our performance this quarter, we are increasing our expectations for full-year 2010 earnings from continuing operations to the range of $6.70 to $6.75 per share, fully diluted,” Johnson said.

General Dynamics, headquartered in Falls Church, Virginia, employs approximately 90,000 people worldwide. The company is a market leader in business aviation; land and expeditionary combat systems, armaments and munitions; shipbuilding and marine systems; and information systems and technologies. More information about the company is available on the Internet at www.generaldynamics.com.

Certain statements made in this press release, including any statements as to future results of operations and financial projections, may constitute “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995, as amended. Forward-looking statements are based on management’s expectations, estimates, projections and assumptions. These statements are not guarantees of future performance and involve certain risks and uncertainties which are difficult to predict. Actual future results and trends may differ materially from what is forecast in forward-looking statements due to a variety of factors. Additional information regarding these factors is contained in the company’s filings

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with the Securities and Exchange Commission, including, without limitation, its Annual Report on Form 10-K and its Quarterly Reports on Form 10-Q.

All forward-looking statements speak only as of the date they are made. The company does not undertake any obligation to update or publicly release any revisions to any forward-looking statements to reflect events, circumstances or changes in expectations after the date of this press release.

WEBCAST INFORMATION: General Dynamics will webcast its third-quarter securities-analyst conference call at 11:30 a.m. Eastern Time on Wednesday, October 27, 2010. The webcast will be a listen-only audio event, available at www.generaldynamics.com. An on-demand replay of the webcast will be available by 1:30 p.m. October 27 and will continue for 12 months. To hear a recording of the conference call by telephone, please call 888-286-8010 (international: 617-801-6888); passcode 28839776. The phone replay will be available from 1:30 p.m. October 27 until midnight November 3, 2010.

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EXHIBIT A

CONSOLIDATED STATEMENT OF EARNINGS (UNAUDITED)

DOLLARS IN MILLIONS, EXCEPT PER SHARE AMOUNTS

	Third Quarter		Variance
	2010	2009	$	%
Revenues	$8,011	$7,719	$292	3.8%
Operating costs and expenses	7,045	6,845	(200)

Operating earnings	966	874	92	10.5%
Interest, net	(38)	(40)	2
Other, net	—	(6)	6

Earnings from continuing operations before income taxes	928	828	100	12.1%
Provision for income taxes	279	253	(26)

Earnings from continuing operations	$649	$575	$74	12.9%

Discontinued operations, net of tax	1	(3)	4

Net earnings	$650	$572	$78	13.6%

Earnings per share - basic
Continuing operations	$1.71	$1.49	$0.22	14.8%
Discontinued operations	$—	$(0.01)	$0.01

Net earnings	$1.71	$1.48	$0.23	15.5%

Basic weighted average shares outstanding (in millions)	379.1	385.2

Earnings per share - diluted
Continuing operations	$1.70	$1.48	$0.22	14.9%
Discontinued operations	$—	$(0.01)	$0.01

Net earnings	$1.70	$1.47	$0.23	15.6%

Diluted weighted average shares outstanding (in millions)	382.5	388.1

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EXHIBIT B

CONSOLIDATED STATEMENT OF EARNINGS (UNAUDITED)

DOLLARS IN MILLIONS, EXCEPT PER SHARE AMOUNTS

	Nine Months		Variance
	2010	2009	$	%
Revenues	$23,865	$24,083	$(218)	(0.9)%
Operating costs and expenses	20,996	21,359	363

Operating earnings	2,869	2,724	145	5.3%
Interest, net	(124)	(117)	(7)
Other, net	2	(3)	5

Earnings from continuing operations before income taxes	2,747	2,604	143	5.5%
Provision for income taxes	848	815	(33)

Earnings from continuing operations	$1,899	$1,789	$110	6.1%

Discontinued operations, net of tax	(4)	(9)	5

Net earnings	$1,895	$1,780	$115	6.5%

Earnings per share - basic
Continuing operations	$4.96	$4.64	$0.32	6.9%
Discontinued operations	$(0.01)	$(0.02)	$0.01

Net earnings	$4.95	$4.62	$0.33	7.1%

Basic weighted average shares outstanding (in millions)	382.7	385.4

Earnings per share - diluted
Continuing operations	$4.91	$4.62	$0.29	6.3%
Discontinued operations	$(0.01)	$(0.02)	$0.01

Net earnings	$4.90	$4.60	$0.30	6.5%

Diluted weighted average shares outstanding (in millions)	386.7	387.2

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EXHIBIT C

REVENUES AND OPERATING EARNINGS BY SEGMENT (UNAUDITED)

DOLLARS IN MILLIONS

	Third Quarter		Variance
	2010	2009	$	%
Revenues:
Aerospace	$1,291	$1,120	$171	15.3%
Combat Systems	2,069	2,347	(278)	(11.8)%
Marine Systems	1,700	1,518	182	12.0%
Information Systems and Technology	2,951	2,734	217	7.9%

Total	$8,011	$7,719	$292	3.8%

Operating earnings:
Aerospace	$199	$125	$74	59.2%
Combat Systems	311	316	(5)	(1.6)%
Marine Systems	169	155	14	9.0%
Information Systems and Technology	306	296	10	3.4%
Corporate	(19)	(18)	(1)	(5.6)%

Total	$966	$874	$92	10.5%

Operating margins:
Aerospace	15.4%	11.2%
Combat Systems	15.0%	13.5%
Marine Systems	9.9%	10.2%
Information Systems and Technology	10.4%	10.8%
Total	12.1%	11.3%

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EXHIBIT D

REVENUES AND OPERATING EARNINGS BY SEGMENT (UNAUDITED)

DOLLARS IN MILLIONS

	Nine Months		Variance
	2010	2009	$	%
Revenues:
Aerospace	$4,031	$3,990	$41	1.0%
Combat Systems	6,182	7,159	(977)	(13.6)%
Marine Systems	4,976	4,812	164	3.4%
Information Systems and Technology	8,676	8,122	554	6.8%

Total	$23,865	$24,083	$(218)	(0.9)%

Operating earnings:
Aerospace	$650	$540	$110	20.4%
Combat Systems	875	895	(20)	(2.2)%
Marine Systems	497	486	11	2.3%
Information Systems and Technology	908	869	39	4.5%
Corporate	(61)	(66)	5	7.6%

Total	$2,869	$2,724	$145	5.3%

Operating margins:
Aerospace	16.1%	13.5%
Combat Systems	14.2%	12.5%
Marine Systems	10.0%	10.1%
Information Systems and Technology	10.5%	10.7%
Total	12.0%	11.3%

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EXHIBIT E

PRELIMINARY CONSOLIDATED BALANCE SHEET (UNAUDITED)

DOLLARS IN MILLIONS

	October 3, 2010	December 31, 2009
ASSETS
Current assets:
Cash and equivalents	$1,843	$2,263
Accounts receivable	3,874	3,678
Contracts in process	4,986	4,449
Inventories	1,986	2,126
Other current assets	701	733

Total current assets	13,390	13,249

Noncurrent assets:
Property, plant and equipment, net	2,918	2,912
Intangible assets, net	2,011	2,098
Goodwill	12,544	12,269
Other assets	620	549

Total noncurrent assets	18,093	17,828

Total assets	$31,483	$31,077

LIABILITIES AND SHAREHOLDERS’ EQUITY
Current liabilities:
Short-term debt and current portion of long-term debt	$774	$705
Accounts payable	2,571	2,365
Customer advances and deposits	4,080	4,313
Other current liabilities	2,886	2,988

Total current liabilities	10,311	10,371

Noncurrent liabilities:
Long-term debt	2,430	3,159
Other liabilities	5,160	5,124
Commitments and contingencies

Total noncurrent liabilities	7,590	8,283

Shareholders’ equity:
Common stock	482	482
Surplus	1,662	1,518
Retained earnings	16,504	15,093
Treasury stock	(4,077)	(3,463)
Accumulated other comprehensive loss	(989)	(1,207)

Total shareholders’ equity	13,582	12,423

Total liabilities and shareholders’ equity	$31,483	$31,077

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EXHIBIT F

PRELIMINARY CONSOLIDATED STATEMENT OF CASH FLOWS (UNAUDITED)

DOLLARS IN MILLIONS

	Nine Months Ended
	October 3, 2010	October 4, 2009
Cash flows from operating activities:
Net earnings	$1,895	$1,780
Adjustments to reconcile net earnings to net cash provided by operating activities:
Depreciation of property, plant and equipment	257	257
Amortization of intangible assets	167	161
Stock-based compensation expense	88	87
Excess tax benefit from stock-based compensation	(19)	—
Deferred income tax provision	65	189
Discontinued operations, net of tax	4	9
(Increase) decrease in assets, net of effects of business acquisitions:
Accounts receivable	(178)	(324)
Contracts in process	(478)	(80)
Inventories	149	(56)
Increase (decrease) in liabilities, net of effects of business acquisitions:
Accounts payable	201	(146)
Customer advances and deposits	(331)	(238)
Other current liabilities	(336)	(218)
Other, net	83	(64)

Net cash provided by operating activities	1,567	1,357

Cash flows from investing activities:
Maturities of held-to-maturity securities	599	—
Purchases of held-to-maturity securities	(452)	—
Business acquisitions, net of cash acquired	(233)	(805)
Capital expenditures	(219)	(251)
Purchases of available-for-sale securities	(199)	(129)
Maturities of available-for-sale securities	120	174
Other, net	123	90

Net cash used by investing activities	(261)	(921)

Cash flows from financing activities:
Purchases of common stock	(726)	(109)
(Repayment of) proceeds from fixed-rate notes	(700)	747
Dividends paid	(471)	(430)
Proceeds from option exercises	159	68
Repayment of commercial paper	—	(904)
Other, net	16	(8)

Net cash used by financing activities	(1,722)	(636)

Net cash used by discontinued operations - operating activities	(4)	(12)

Net decrease in cash and equivalents	(420)	(212)
Cash and equivalents at beginning of period	2,263	1,621

Cash and equivalents at end of period	$1,843	$1,409

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EXHIBIT G

PRELIMINARY FINANCIAL INFORMATION (UNAUDITED)

DOLLARS IN MILLIONS EXCEPT PER SHARE AND EMPLOYEE AMOUNTS

	Third Quarter 2010		Third Quarter 2009
Non-GAAP Financial Measures:
Free cash flow from operations:

	Quarter	Year-to-date	Quarter	Year-to-date
Net cash provided by operating activities	$880	$1,567	$594	$1,357
Capital expenditures	(96)	(219)	(81)	(251)

Free cash flow from operations (A)	$784	$1,348	$513	$1,106

Return on invested capital:
Earnings from continuing operations	$2,517		$2,419
After-tax interest expense	121		109
After-tax amortization expense	154		140

Net operating profit after taxes	2,792		2,668
Average debt and equity	16,400		14,600

Return on invested capital (B)	17.0%		18.3%

Other Financial Information:
Return on equity (C)	19.9%		21.9%
Debt-to-equity (D)	23.6%		33.0%
Debt-to-capital (E)	19.1%		24.8%
Book value per share (F)	$35.96		$30.37
Total taxes paid	$227		$144
Company-sponsored research and development (G)	$115		$140
Employment	89,800		92,300
Sales per employee (H)	$348,400		$348,900
Shares outstanding	377,743,896		385,801,290

(A)	We believe free cash flow from operations is a measurement that is useful to investors, because it portrays our ability to generate cash from our core businesses for such purposes as repaying maturing debt, funding business acquisitions and paying dividends. We use free cash flow from operations to assess the quality of our earnings and as a performance measure in evaluating management. The most directly comparable GAAP measure to free cash flow from operations is net cash provided by operating activities.
(B)	We believe return on invested capital is a measurement that is useful to investors, because it reflects our ability to generate returns from the capital we have deployed in our operations. We use ROIC to evaluate investment decisions and as a performance measure in evaluating management. We define ROIC as net operating profit after taxes for the latest 12-month period divided by the sum of the average debt and shareholders’ equity for the same period. Net operating profit after taxes is defined as earnings from continuing operations plus after-tax interest and amortization expense. The most directly comparable GAAP measure to net operating profit after taxes is earnings from continuing operations.
(C)	Return on equity is calculated by dividing earnings from continuing operations for the latest 12-month period by our average equity during that period.
(D)	Debt-to-equity ratio is calculated as total debt divided by total equity as of the end of the period.
(E)	Debt-to-capital ratio is calculated as total debt divided by the sum of total debt plus total equity as of the end of the period.
(F)	Book value per share is calculated as total equity divided by total outstanding shares as of the end of the period.
(G)	Includes independent research and development and bid and proposal costs and Gulfstream product development costs.
(H)	Sales per employee is calculated by dividing revenues for the latest 12-month period by our average number of employees during that period.

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EXHIBIT H

BACKLOG (UNAUDITED)

DOLLARS IN MILLIONS

Third Quarter 2010	Funded	Unfunded	Total Backlog	Estimated Potential Contract Value*	Total Potential Contract Value
Aerospace	$17,184	$393	$17,577	$1,361	$18,938
Combat Systems	11,771	1,006	12,777	4,702	17,479
Marine Systems	7,972	12,620	20,592	768	21,360
Information Systems and Technology	8,666	2,219	10,885	13,978	24,863

Total	$45,593	$16,238	$61,831	$20,809	$82,640

Second Quarter 2010
Aerospace	$17,393	$408	$17,801	$1,361	$19,162
Combat Systems	11,070	1,695	12,765	4,744	17,509
Marine Systems	8,757	12,541	21,298	768	22,066
Information Systems and Technology	8,658	1,996	10,654	14,848	25,502

Total	$45,878	$16,640	$62,518	$21,721	$84,239

Third Quarter 2009
Aerospace	$18,811	$444	$19,255	$1,361	$20,616
Combat Systems	11,508	1,355	12,863	2,645	15,508
Marine Systems	8,011	15,479	23,490	1,170	24,660
Information Systems and Technology	8,467	2,174	10,641	13,024	23,665

Total	$46,797	$19,452	$66,249	$18,200	$84,449

*	The estimated potential contract value represents management’s estimate of our future contract value under unfunded indefinite delivery, indefinite quantity (IDIQ) contracts and unexercised options associated with existing firm contracts, including options to purchase new aircraft and long-term agreements with fleet customers. Because the value in the unfunded IDIQ arrangements is subject to the customer’s future exercise of an indeterminate quantity of delivery orders, we recognize these contracts in backlog only when they are funded. Unexercised options are recognized in backlog when the customer exercises the option and establishes a firm order.

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EXHIBIT I

THIRD QUARTER 2010 SIGNIFICANT ORDERS (UNAUDITED)

DOLLARS IN MILLIONS

We received the following significant contract orders during the third quarter of 2010:

Combat Systems

•	Approximately $340 from the U.S. Army under the Stryker wheeled armored vehicle program for contractor logistics support and to initiate the production of double-V-shaped hull vehicles.

•	Approximately $180 from the Canadian government to supply various calibers of ammunition.

•	Approximately $135 from the Army to provide Abrams tank System Technical Support, bringing the total value in backlog to approximately $425.

•	Approximately $90 from the Army for the production of reactive armor side skirt tiles for the Bradley Fighting Vehicle System.

•	Approximately $75 from the Army for the production of M2A1 machines guns. This contract has a potential value of approximately $400.

Marine Systems

•	Approximately $115 from the U.S. Navy for long-lead material and advanced design efforts for the first ship of the Mobile Landing Platform (MLP) program.

•	Approximately $35 from the Navy to provide ongoing lead-yard services for the DDG-51 destroyer program.

Information Systems and Technology

•

Approximately $240 from the National Aeronautics and Space Administration (NASA) for the Space Network Ground Segment Sustainment (SGSS) project to modernize the ground segment of the satellite communications network used by NASA.

•	Approximately $110 in orders for networking communications products under the Network-Centric Solutions (NETCENTS) program, bringing the total value in backlog to approximately $270.

•	Approximately $110 for information-technology infrastructure associated with the Base Realignment and Closure (BRAC) facility changes.

•	Approximately $100 from the Army for ruggedized computing equipment under the Common Hardware/Software III (CHS-3) program, bringing the total value in backlog to approximately $245.

•	Approximately $80 from the National Oceanic and Atmospheric Association to design, manufacture and install antennas for the Geostationary Operational Environmental Satellites (GOES).

•

Approximately $65 from the Army under the Warfighter Information Network-Tactical (WIN-T) program for Increment 1 satellite communication equipment technical support services. This award brings the total value in backlog to approximately $795.

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EXHIBIT J

AEROSPACE SUPPLEMENTAL DATA (UNAUDITED)

	Third Quarter		Nine Months
	2010	2009	2010	2009
Gulfstream Green Deliveries (units):
Large aircraft	17	14	57	56
Mid-size aircraft	6	3	22	18

Total	23	17	79	74

Gulfstream Outfitted Deliveries (units):
Large aircraft	19	20	54	60
Mid-size aircraft	5	4	11	29

Total	24	24	65	89

Pre-owned Deliveries (units):	2	3	6	5

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